                                                               Exhibit 10.10


                           SIMON SRYBNIK AND VARIOUS
                                    ENTITIES


May 27, 1999

LIFE SCIENCES, INC.
Attn.: Alex A. Burns
2900 72nd Street North
St. Petersburg, Florida 33710

      Re: Investment Representations and Agreements - Life Sciences, Inc.

Gentlemen:

         This letter sets forth the individual representations, warranties and acknowledgements of the individual and of each of the entities listed in the table below (collectively referred to hereinafter as "we", "us", "our" and similar terms) to Life Sciences, Inc., a Delaware corporation ("LSI", "you" or the "Company"), and our related individual covenants and agreements with you, all in connection with the offer to purchase from you shares of common stock, $.10 par value per share, of LSI (the "Common Stock"), at $.405 per share(1) as the means of liquidating your individual indebtedness to each of us.

         As of the close of business yesterday, May 26, 19992, you were indebted to us as set forth in the following table, all of which amounts are due by you in connection with one or more separate loans of money by us to the Company as reflected in your books and records.


                                                             Interest and
                                                             Other Charges
                                              Principal    (collectively, the
   Creditor Name            Total Amount    ("Principal")  "Other Charges")(2)
   -------------            ------------    -------------  -------------------

Kerns Mfgering Corp.        $184,530.57      $107,071.31      $ 77,459.26
Industrial Renting Corp.      30,731.17        20,000.00        10,731.17
Continental Salvage Corp.     30,364.74        20,000.00        10,364.74
Simon Srybnik                 35,427.95        15,000.00        20,427.95
Sutton Investing Corp.       380,566.56       313,653.63        66,912.93
S&S Machinery Corp.           76,045.81        50,104.45        25,941.36
Apex Organization, Inc.       23,022.39        18,000.00         5,022.39
                            -----------      -----------      -----------
        TOTALS              $760,689.19      $543,829.39      $216,859.80


         During his current visit to Florida, Simon Srybnik has, for himself, individually, and as an authorized officer of each of the entities named in the foregoing table (the "Entities") reached agreement with you, and upon acceptance by you of this letter (this "Investment Representation Letter" or this "Letter") it shall evidence the agreement between you and us, that the individual amounts of Principal shall be paid and discharged by the sale and issuance by you, in a private offering to us, of shares of Common Stock at $.405

---------------

(1) This amount is the approximate mean between the last available reported bid and ask prices of the Common Stock in the over-the-counter market prior to the date hereof.

(2) Interest included in the table is calculated through May 31, 1999, the five additional days being immaterial under the circumstances. It is understood that late payment charges were never booked by the Company; only interest amounts were booked by the Company.

Life Sciences, Inc.                            Investment Representation Letter
May 27, 1999                                                             Page 2
===============================================================================


per share, and that the Other Charges shall be forgiven and extinguished upon the date of your acceptance of this Letter without any further act or deed by you or any of us. This would result as of the date of this Letter in the sale and issuance to us of an aggregate of 1,342,785 whole shares (rounded down in calculation) of Common Stock (the "Shares"), which individual amounts of Shares we individually hereby subscribe for and agree to purchase:

               Issuee-Creditor Name                EIN/SS No.  Number of Shares
               --------------------                ----------  ----------------

         Kerns Manufacturing Corp.                 11-1613018       264,373
                   37-14  29th Street
                   Long Island City, NY 11101
         Industrial Renting Corp.                  11-1742522        49,382
                   132-54th Street
                   Brooklyn, NY 11220
         Continental Salvage Corp.                 11-2044758        49,382
         Simon Srybnik                            ###-##-####        37,037
         Sutton Investing Corp.                    11-1996040       774,453
         S&S Machinery Corp.                       13-2533665       123,714
         Apex Organization, Inc.                   11-2399253        44,444
                                                                    -------
                 TOTAL SHARES                                     1,342,785

         It is in this context that we provide you with this Letter as an inducement to your sale of the Shares to us, and each of us intend and realize that the Company and its agents and representatives will rely on our individual representations, warranties, acknowledgements, covenants and agreements set forth in this Letter in connection with the sale to us of the Shares. We each understand that reliance will also be placed on the accuracy and completeness hereof in complying with the obligations of applicable securities laws, and that failure to comply with those obligations may have significant legal consequences.

         (1) Representations, Etc. Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the preceding portions of this Letter is incorporated herein by this reference, and we each for ourselves individually (severally, and not jointly and severally) represent, warrant, acknowledge, covenant and agree as follows:

             (a) Except as otherwise set forth in the immediately preceding table, the business address for each of us is 140 - 53rd Street, Brooklyn, New York 11232. Our respective employer identification numbers or social security number are as set forth in that same table. Insofar as we are individually aware, no commission or other remuneration is payable as a result of our respective proposed purchases of the Shares, and no general solicitation or advertisement occurred in connection therewith.

             (b) We are each an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended ("Securities Act"), and the Florida Securities and Investor Protection Act ("Florida Act") because,
(i) in the case of Simon Srybnik, his current individual net worth exceeds $1,000,000 and/or he had individual income(3) in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year, and (ii) in the case of each of the Entities, each of the three stockholders of each of the Entities (i.e., Simon Srybnik, Louis D. Srybnik and Julius B. Srybnik), each of whom owns one-third of the outstanding stock of each of the Entities, is an accredited investor by virtue of having a current individual net worth in excess of $1,000,000

---------------

3 A measure of a person's income for this purpose is the amount of his individual adjusted gross income (as reported on a federal income tax return) increased by: (i) any deduction for a portion of long term capital gains [Internal Revenue Code ("Code") Section 1202]; (ii) any deduction for depletion (Section 611 et. seq. of the Code); (iii) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and
   (iv) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

Life Sciences, Inc.                            Investment Representation Letter
May 27, 1999                                                             Page 3
===============================================================================


and/or because he had individual income(4) in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year. We each also have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of our respective acquisitions of the Shares and of our investments in LSI. We understand there is no guaranty or assurance that you ever will be profitable, and that your operating history includes a history of losses. Accordingly, we are aware of the speculative nature of our proposed investments and of the significant risks involved, and we represent and warrant that we can individually bear the economic risk of such investments. We understand that an investment in LSI is not suitable for any person who does not so understand such risks. Our respective investments in and commitments to all non-liquid investments, including our individual proposed purchases of the Shares, are reasonable in relation to our respective net worths, and we each have adequate means of providing for our respective current needs and possible contingencies without disposing of our respective proposed investments in the Shares. All information we have provided to you concerning our respective financial positions and knowledge of financial and business matters is correct and complete as of the date hereof.

             (c) We have received and reviewed prior to our individual determinations to purchase the Shares and prior to the execution and delivery of this Investment Representation Letter, all of the material information concerning LSI, the Common Stock, the Shares and other matters that we considered to be necessary or appropriate in connection with our respective investment decisions.

             (d) Among the documents we have had full and fair access to prior to the execution and delivery of this Letter are all material contracts to which LSI is a party or by which you are bound or benefitted, your historical financial statements and related financial information as requested by one or more of us, and the minute book of LSI containing the records of the actions of your Board of Directors and stockholders.

             (e) The Shares are to be acquired by us individually, in our own respective names only, for our own respective accounts, and no other person has any direct or indirect beneficial ownership interest or other interest therein, other than the stockholders of the Entities in their capacities as such. The Shares are to be individually acquired by us solely for investment purposes and not with a view to resale or distribution, and none of us has any contract, undertaking, agreement or arrangement for any sale, distribution or other transfer of any interest in any of the Shares, and no present plans to enter into any such arrangement.

             (f) We each understand that the offer and sale of the Shares has not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act, with or by any agency under the Florida Act, or with or by any other state securities law administrator on the grounds, among others, that the issuance and sale thereof is exempt from those registration requirements on the grounds, among others, of not involving any public offering and/or that the Shares in the context of these transactions are a "covered security" as that phrase is defined in Section 18(a) of the Securities Act and, accordingly, a "federal covered security" as that phrase is defined and used in the Florida Act. We each further understand that your, and your agents' and representatives', reliance on such exemptions are, in material part, based on our representations, warranties, acknowledgements, covenants and agreements set forth herein. We also each understand that no federal or state securities law administrator has reviewed or approved any disclosure or other associated material concerning the Shares, LSI, the Common Stock or any related matter, and we each acknowledge that our respective decisions to acquire the Shares is of our own

----------------

4  See explanation in footnote 3.



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Life Sciences, Inc.                            Investment Representation Letter
May 27, 1999                                                             Page 4
===============================================================================


volition and has not been recommended by you or by any federal or state securities law administrator.

             (g) We have been represented by such legal, tax, accounting, financial and other advisors selected and retained by us as we have individually found necessary to consult concerning our respective proposed purchases of the Shares and our respective proposed investments. We have sufficient knowledge and experience in business and financial matters that we are individually capable of evaluating all facets of the merits and risks thereof [or one or more of us have used and relied upon in connection with our respective decisions to purchase the Shares, our own independent purchaser representative [insert identity of purchaser representative(s) or insert "N/A":
                                     N/A ]
                      -----------------------------------

who does have such knowledge and experience and, therefore, the terms - "we" and "us" in this paragraph (g) shall include (as appropriate in the context) such identified representative(s) for those of us, if any, who have used such a representative], and we each investigated all facets of the merits and risks of such proposed purchases prior to deciding to purchase the Shares. We each acknowledge that we have had full and fair access to all information concerning LSI, the Shares (and also to other information considered by us individually to be necessary or appropriate as a prudent and knowledgeable investor to enable us individually to make an informed investment decision concerning the acquisition of the Shares), and that we were previously informed that all documents, records and books pertaining to such proposed investments were at all relevant times available for inspection and review by us. We have each determined the information necessary or appropriate for our respective reviews of the merits and risks of our proposed investments, and we shall not seek to hold you, or any of your agents or representatives, liable for matters included in or omitted from our respective investigations based on such determinations. We acknowledge that we have had the opportunity to ask questions of, and have received satisfactory answers from, you and your officers and directors concerning LSI, the Shares and related matters. We also acknowledge that we have each had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of our proposed investments. In our respective determinations to acquire the Shares, no person made any representation or warranty, expressed or implied, to any of us in any way relating thereto except as expressly set forth or referenced herein, we have not relied on any oral representation or warranty, and we did not rely on any offering literature other than the documents and information made available to us individually as provided herein.

             (h) We each understand that the Shares are not readily transferable, and that there is only a limited over-the-counter market for the Common Stock, no assurance is given by anyone that an active and substantial public market will develop, or if developed that it will be sustained, we may not be able to readily liquidate our proposed investments in the Shares in any event, and we must bear the economic risk of an investment therein indefinitely. We also understand there are substantial restrictions on the sale and transfer of the Shares we are purchasing, and that subsequent sale or other transfer where permitted will require registration thereof with applicable federal and state securities law administrators and/or an opinion of our counsel acceptable to LSI that any such transfer is exempt from such securities law requirements. We each further understand that legends, including a legend substantially as set forth in Section (2) below, will be on the certificates issued to each of us to represent our individual portions of the Shares. We each agree not to offer, sell, pledge or otherwise transfer any of the Shares or any interest therein absent compliance with applicable federal and state securities laws and the referenced legend conditions. We each understand that neither the Company nor any other person has any obligation to register any Common Stock or to provide any of us an opinion for the foregoing purposes.

             (i) No representation or warranty by any of us herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading, and the representations, warranties, acknowledgements, covenants and agreements set forth herein shall survive the payment, issuance and delivery, of the Shares.

Life Sciences, Inc.                            Investment Representation Letter
May 27, 1999                                                             Page 5
===============================================================================



             (j) We each acknowledge that we understand the meaning and legal consequences of our individual representations, warranties, acknowledgements, covenants and agreements contained herein, and we each agree to indemnify and hold LSI and its agents and representatives harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' and paralegal fees, to which any of them may be put or which they may incur by reason of, or in connection with, any misrepresentation by us individually, any breach by us individually of any representation or warranty, or any failure by us individually to fulfill any of our individual covenants or agreements herein. The representations, warranties, acknowledgements, covenants and agreements set forth in this Letter are intended to benefit each of the persons described in the preceding sentence.

         (2) Legends. The Shares shall be subject to any legend condition necessary to assist in complying with applicable federal and state securities laws, including such legends as may be appropriate under Regulation D as adopted by the Securities and Exchange Commission under the Securities Act and the legend set forth below. In any event, each of the certificates representing the Shares shall have endorsed on it a legend reading substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         (3) Interpretation. Any descriptive headings of or in sections and paragraphs of this Letter are inserted for convenience only and are not a part of this Letter. No provision in this Investment Representation Letter shall be construed against any party as the drafter. As used herein, the singular includes the plural, the plural includes the singular and words in one gender include the others; the terms "herein", "hereof", "hereunder" and similar references refer to the whole of this Investment Representation Letter; and "include", "including" and similar terms are not words of limitation. Whenever possible, each provision of this Letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Letter.

         (4) Miscellaneous. This Investment Representation Letter: (i) contains the complete statement of all arrangements between LSI and each of us with respect to its subject matter, and supersedes all previous agreements, promises, arrangements and understandings, written or oral, relating to its subject matter; (ii) cannot be assigned by you without our prior written consent, cannot be assigned by any of us without your prior written consent, and cannot be modified, amended or waived except by an instrument in writing signed by the parties necessary to the enforcement thereof; (iii) shall be binding upon and shall inure to the benefit of your and our respective successors, permitted assigns, heirs and legal representatives; (iv) may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement; and (v) shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida; provided, however, to the extent Florida law is preempted by federal law, federal law shall apply. LSI and we each hereby consent to the personal jurisdiction of the state and federal courts located within the territorial limits of the United States District Court for the Middle District of Florida, Tampa Division, agree that venue for any litigation (or mediation or arbitration in connection therewith) related in any way to this Letter shall only be in Pinellas County, Florida,

Life Sciences, Inc.                            Investment Representation Letter
May 27, 1999                                                             Page 6
===============================================================================


or, if appropriate, the United States District Court for the Middle District of Florida, Tampa Division, and waive any objection to such exclusive jurisdiction and venue. If either you or any of us retains the services of counsel to enforce any provision of this Letter, or because of litigation (or mediation or arbitration in connection therewith) involving this Letter, the prevailing party shall be entitled to recover, in addition to any other relief or remedy obtained, all costs, expenses, and attorneys' and paralegal fees paid or incurred by it, including costs, expenses and such fees at trial and any appeal, whether in a court, administrative, arbitration or mediation proceeding.

Please sign and return the second copy of this Investment Representation Letter to Simon Srybnik if you find it satisfactory to acknowledge, evidence and confirm your agreement with all of the foregoing.


Very truly yours,


/s/ Simon Srybnik
-----------------------------------
Simon Srybnik, for himself
and as an authorized officer
of each of the Entities
                                          Confirmed, Accepted and Agreed:
                                                LIFE SCIENCES, INC.


                                          By: /s/ Alex A. Burns
                                              ---------------------------------
                                                Alex A. Burns, Vice President
                                                         May 27, 1999